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                                                                    EXHIBIT 99.1

Covad Press Contact                       Covad Investor Relations
Martha Sessums                            Greg Tornga
408-616-6986                              408-434-2130
msessums@covad.com                        investorrelations@covad.com
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               RICHARD A. JALKUT JOINS BOARD OF DIRECTORS OF COVAD


Santa Clara, Calif. - July 26, 2002 - Covad Communications (OTCBB: COVD), announced today that Richard A. Jalkut has joined its board of directors. He will fill a vacant position on the board.

Jalkut brings more than 35 years of telecommunications experience to Covad including extensive senior executive and start-up experience. He is currently the president and CEO of TelePacific, a Los Angeles-based competitive local exchange carrier. Prior to joining TelePacific, he was president and CEO of Pathnet Telecom.

Jalkut spent 32 years with NYNEX where he served as the president, CEO and chairman of the NYNEX telephone companies managing an organization of over 80,000 employees, serving 16 million customers and generating over $15 billion in annual revenues. He is also a member of the boards of directors of HSBC-USA, Birch Telecom and as the lead independent director of IKON Office Solutions.

"Dick will provide extensive telecom expertise and insight into the workings of the phone companies," said Charlie Hoffman, Covad president and CEO. "We welcome him to the board and anticipate leveraging his operational experience to help grow the business."

Jalkut graduated with a bachelor of arts degree in economics and political science from Boston College. He is also active in his community, serving as a trustee of the American Museum of Natural History, Boston College and the New York City Investment Fund. He is also chairman of Lesley University in Cambridge, Massachusetts.

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About Covad Communications

Covad is the leading national broadband service provider of high-speed Internet and network access utilizing Digital Subscriber Line (DSL) technology. It offers DSL, T1, managed security, IP and dial-up services directly through Covad and through Internet Service Providers, value-added resellers, telecommunications carriers and affinity groups to small and medium-sized businesses and home users. Covad services are currently available across the United States in 94 of the top Metropolitan Statistical Areas (MSAs). Covad's network currently covers more than 40 million homes and business and reaches approximately 40 to 45 percent of all US homes and businesses.

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Corporate headquarters is located at 3420 Central Expressway, Santa Clara, CA
95051. Telephone: 1-888-GO-COVAD. Web Site: www.covad.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

The statements contained in this press release that are not historical facts are "forward-looking statements," including statements concerning Covad's anticipated growth, expected profitability of TeleSurfer Link, expected demand for TeleSurfer Link, adoption of TeleSurfer Link by Covad's wholesale partners, expected court rulings, regulatory developments, revenue and profit expectations, anticipated reductions of costs and losses, expected reductions in cash usage, ability to continue as a going concern, sufficiency of Covad's cash on hand, additional capital requirements, ability to secure additional financing, ability to become cash flow positive and achieve profitability and the statements made by the president and CEO and the executive vice presidents and the assumptions underlying such statements. Actual events or results may differ materially as a result of risks facing Covad or actual results differing from the assumptions underlying such statements. Such risks and assumptions include, but are not limited to, Covad's ability to continue as a going concern, to continue to service and support its customers, to successfully market its services to current and new customers, to manage the consolidation of sales to a fewer number of wholesale customers, to successfully migrate end users, Covad's ability to generate customer demand, to achieve acceptable pricing, to respond to competition, to develop and maintain strategic relationships, to manage growth, to receive timely payment from customers, to access regions and negotiate suitable interconnection agreements, all in a timely manner, at reasonable costs and on satisfactory terms and conditions, as well as regulatory, legislative, and judicial developments and the absence of an adverse result in litigation against Covad. All forward-looking statements are expressly qualified in their entirety by the "Risk Factors" and other cautionary statements included in Covad's SEC Annual Report on Form 10-K for the year ended December 31, 2001 and its Report on Form 10-Q for the period ended March 31, 2002.